[TRANSPERFECT LOGO]



City of New York, State of New York, County of New York




I, Amy DiTrani, hereby certify that the following is, to the best of my knowledge, ability and belief, a true and accurate translation of the document `September 25 Letter to Banco Santander Central Hispano S.A.' from Spanish into English.





/s/ Amy DiTrani
------------------------------------
Amy DiTrani

Sworn to before me this
1st day of December, 2006.



/s/ Paul D. Ralston
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Signature, Notary Public

            PAUL D. RALSTON
   Notary Public, State of New York
            No. 01RA6023867
      Qualified in Queens County
    Commission Expires May 2, 2007

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Stamp, Notary Public


        THREE PARK AVENUE, 39TH FLOOR, NEW YORK, NY 10016 T 212.689.5555
                      F 212.689.1059 WWW.TRANSPERFECT.COM


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                                 [ACCIONA LOGO]

Banco Santander Central Hispano S.A.
Avenida de Cantabria S/N
Ciudad Financiera Santander
28660, Boadilla del Monte
Madrid
Attn.: Mr. Vasco Duarte

                                                     Madrid, September 25, 2006

Gentlemen:

We are referring to our conversations in which we indicated our interest in taking a holding of up to 20% of the capital stock of ENDESA, S.A., which led to the mandate we granted you to proceed to identify and, if applicable, acquire shares equivalent to 10% of the capital of said company through a "book building." After acquiring said 10%, as the case may be, we would continue being interested in increasing our holding after we obtain the pertinent administrative authorizations, so that we would then want to contract with you coverage for the risk of fluctuation of the price of the shares throughout the term necessary to obtain such authorizations. Thus, if the "book building" is completed successfully, we will contact you to initiate said coverage immediately upon the first purchase - for a maximum price of 32 euros per share (except in the case of new agreement between us) - whose documentation would be that appearing as annex to this letter. Notwithstanding the above, the coverage may be instituted, according to market possibilities, in tranches, signing for each of them an additional confirmation under the framework agreement. The general economic conditions of the coverage will be those indicated in the documentation enclosed. In addition to the provisions thereof, the institution of said coverage will give rise to the fees detailed, for each of said tranches, in the annex of this document, which also indicates the terms under which they will be paid to you.

Sincerely,

Acciona, S.A.
For

/s/ Jose Manuel Entrecanales Domecq.
Mr. Jose Manuel Entrecanales Domecq.



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ANNEX. - Success fee

                    ---------------------------------------------------
                          Capital Stock Tranches              Fee
                          (above the 10% already
                                purchased)
                    ---------------------------------------------------
                    Up to 5%                             0.9%
                    Over 5% and up to 10%                1.0%
                    ---------------------------------------------------

These fees will be accrued after settling the expenses of the operation and after the presentation of the corresponding invoice.

They will apply to the percentage of shares purchased above the initial 10%, provided said percentage is obtained during 20 consecutive trading sessions from today's date.











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